UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  January 7, 2010

GREENHOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

1133 Old Bridge Place, Fort Wayne, Indiana 46825 (317) 524-1551
(Former name or former address, if changed since last report)

Copies to:

Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT

This Current Report on Form 8-K (this Report) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

BACKGROUND

On January 7, 2010, GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (the “Registrant” or the “Company”) approved an amendment to its Articles of Incorporation (the “Amendment”) to change its name to GreenHouse Holdings, Inc. and to effect a forward-split such that five (5) shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to filing of the amendment (the “Forward Split”).  On January 7, 2010, the Registrant entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Green House Holdings, Inc., a Nevada corporation (“GHH”), and the stockholders of GHH (the “GHH Stockholders”) whereby the Registrant acquired all of the issued and outstanding capital stock of GHH in exchange (the “Exchange”) for 19,800,000 newly issued shares of Common Stock (the “Common Exchange Shares”) and options to purchase 784,000 shares of Common Stock (after giving effect to the Forward Split).  Immediately prior thereto, GHH consummated a Stock Purchase Agreement with Cindy Kostoff, the Registrant’s principal stockholder and officer and director, whereby GHH acquired 4,000,000 of the Registrant’s 4,240,000 outstanding shares from Ms. Kostoff for the purchase price of $250,000.  Simultaneously therewith, the Company accepted subscriptions in an offering (the “Offering”) of its Units comprised of 16,667 shares of Common Stock and Warrants to purchase an additional 5,500 shares Common Stock at an exercise price of $2.50 per share, offered pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).  The Company sold an aggregate of 19 Units for aggregate offering price of $475,000.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 7, 2010, the Company consummated the Exchange. For a description of the Exchange and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition Of Green House Holdings, Inc.

On January 7, 2010, the Registrant acquired Green House Holdings, Inc. a privately owned Nevada corporation (“GHH”), pursuant to an Agreement and Plan of Share Exchange (the “Exchange”).  GHH was organized under the laws of the State of Nevada on September 18, 2009.  GHH is a holding company whose principal operating company, R-Squared Contracting, Inc., is an innovative green solutions provider that provides energy efficiency services and products to residential and industrial customers including the at-home E-Fuel Microfueler™ ethanol pump, the LifeVillage - a sustainable and eco-friendly infrastructure and energy efficient home improvement products.

Pursuant to the terms of the Exchange, the Registrant acquired GHH from the GHH Stockholders in exchange for an aggregate of 19,800,000 newly issued shares of Common Stock and options to acquire an additional 784,000 shares of Common Stock (collectively, the “Exchange Shares”).  As a result of the Exchange, the GHH Stockholders surrendered all of their issued and outstanding capital stock of GHH in consideration for the Exchange Shares and Green House Holdings, Inc. became a wholly-owned subsidiary of the Registrant.  The Exchange Agreement contains customary representations, warranties and covenants of the Registrant, GHH and the GHH Stockholders, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions.

At the Closing, our board of directors was reconstituted by and the appointment of Russ Earnshaw, John Galt, Chris Ursitti and Sean Entin as directors upon appointment by Ms. Kostoff immediately prior to her resignation as sole principal officer and director of the Company. Our executive management team also was reconstituted following the resignation of  Ms. Kostoff and new officers were appointed in place of our former officers. See “Directors and Executive Officers, Promoters and Control Persons” on page 23.

Prior to the Exchange, the GreenHouse Holdings, Inc. 2010 Incentive Plan (the “Plan”) was adopted by the Board and the Company’s Stockholders.  Under the Plan, 2,000,000 shares of Common Stock are reserved for issuance as incentive awards granted to executive officers, key employees, consultants and directors after the closing of the transactions described herein.

The parties have taken all actions necessary to ensure the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

The Offering

Simultaneously upon the Closing, the Company closed an offering (the “Offering”) of units (the “Units”) comprised of 16,667 shares of Common Stock and warrants to purchase 5,500 shares of Common Stock at a price of $25,000 per Unit for a maximum of 200,000 Units (the “Maximum Offering”).  The Company accepted subscriptions for an aggregate of 19 Units for aggregate offering of $475,000.  The shares of Common Stock were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

GHH Bridge Loan

From July to December, 2009, R Squared Contracting, Inc., d/b/a Green House Builders, the wholly-owned subsidiary of GHH (“R Squared”) issued an aggregate of $750,000 of Convertible Notes in accordance with the provisions of Regulation D promulgated under the Securities Act.  The principal balance of the Convertible Notes accrues interest at the rate of 8% and is due on the earlier of two years or a financing resulting in gross proceeds in the minimum amount of $3,000,000.  The unpaid balance of the notes, together with all accrued and unpaid interest, is convertible upon the completion of a financing at a price equal to 85% of the purchase price of said financing.  The Company intends to honor conversion notices of the R Squared investors, which, as a result of the Closing of the Company’s Offering, is convertible at the rate of $1.275 into an aggregate of approximately 606,292 shares of the Company’s Common Stock.

Pro Forma Ownership

Following the issuance of the Exchange Shares and the retirement of the shares acquired from Ms. Kostoff by GHH in order to consummate the transaction, the former stockholders of GHH now beneficially own approximately ninety-four percent (94%) of the total outstanding shares of the Company’s Common Stock.  For financial accounting purposes, the acquisition was a reverse acquisition of Custom Q, Inc. by Green House Holdings, Inc., under the purchase method of accounting, and was treated as a recapitalization with Green House Holdings, Inc. as the acquirer.  Upon consummation of the Exchange, Custom Q, Inc. adopted the business plan of Green House Holdings, Inc.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

GreenHouse Holdings, Inc. (“GreenHouse” “the Company”, “us”, “our” or “we”) was incorporated in the State of Nevada as Custom Q, Inc. as a for-profit company on June 20, 2008 and established a fiscal year end of September 30.  Prior to the Exchange, the Company was a development-stage company organized to sell customizable products on various web portal sites. The first three sites are: MyCustomBlankets.com, offering embroidered and screen printed blankets, towels and bathrobes; MyCustomBabyGifts.com, offering a wide assortment of personalized, and non-personalized product for expecting mothers and newborns; and MyCustomExpressions.com offering corporate and school personalized products.  As a result of the Exchange with Green House Holdings, Inc., we have adopted the business plan of GreenHouse.

We are a Green Solutions Provider with the goal of producing and selling ethanol, a viable alternative to fossil fuel, thereby reducing our nation’s dependence on foreign oil; and bringing to market alternative energy solutions that will reduce our customers’ carbon footprints.

Historically, our primary source of revenue has been from retrofitting residences with energy efficient products. We have plans to add new products to this product offering, as well as to expand this business into additional geographies.

We have plans to provide the industrial market with water purification systems and numerous other advanced systems. We have pilot agreements with some of the largest breweries, wineries, distilleries, and beverage companies in the world to provide us the liquid waste from their plants to condense onsite and return clean water using the vapor compression system, and are actively working with other large food and beverage companies on many sustainable fronts, from waste reclamation to building efficiencies.

We will serve the Ethanol market via the distribution of the E-Fuel MicroFueler, as well as via larger capacity ethanol production systems. The MicroFueler allows consumers and businesses to produce ethanol using sugar, algae or waste from distilleries and breweries as feedstock, which we will source and deliver to the customer. The scalable ethanol production systems feature production amounts into the thousands of gallons per day, and give us the ability to pursue large fleets whose needs exceed the capability of the MicroFueler. We have a Letter of Intent with the City of Las Vegas to provide them with an ethanol recycling solution which includes the construction of an ethanol production facility, and are in advanced talks with several other municipalities across the country as well as the State of California to provide the fleet vehicles (police, fire, mechanical, sanitation, and government) with ethanol made from waste. We were also recently invited by the tequila industry and the Mexican government to discuss how we could help them convert their waste products into ethanol.

We provide a completely sufficient, aquaponic, vegetable and fish farm. This farm will be marketed to residential customers and the food and restaurant industry as a source of organic vegetable and fish.

To alleviate growing global concerns about poverty, disaster recovery and energy savings, we provide the innovative LifeVillage, a sustainable and eco-friendly infrastructure that can be deployed quickly to almost any place in the world. The system includes physical buildings fabricated onsite using light-gauge steel framing, renewable power via solar panels and bio-waste ethanol, state-of-the-art water purification, and aquaponic system.

Competition

The Company currently faces competition from companies that provide a variety of green products and solutions.  Also, as seller of alternative fuels, the Company competes with some of the largest and most successful companies in the world.  In general, we compete with both groups on the basis of design, innovation, costs, sales and marketing, and selling price.

We believe that we can compete favorably in our markets, based on the following factors:

•	unique and proprietary technologies;

•	wide range of high-quality product offerings;

•	recruitment and retention of qualified personnel.

We expect our markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements.  Our ability to remain competitive depends in part upon our success in developing new and enhanced advanced wireless solutions and introducing these systems at competitive prices on a timely basis.

Sales and Marketing

We believe our sales and marketing efforts have established our reputation for providing innovative solutions that meet our customers’ needs in a unique, cost-efficient manner.  The sales and marketing of our products largely depends upon the type of product, location and target customer.

Manufacturing and Suppliers

We produce our products through outsourced manufacturing and assembly from third-party manufacturers.  Many of our core products, components and sub-components are purchased from third party suppliers. We have selected suppliers based on their ability to consistently produce these products per our specifications, ensuring the best quality product at the most cost effective price.

Research and Product Development

The general focus of our research and development team is the design and integration of our products.  Through these efforts, we seek to enhance our existing products, design new products and develop solutions for customer applications.  We believe that our responsiveness to customer demands differentiates us from many of our competitors, as we rapidly introduce new products to address market needs.

Employees

As of January 13, 2010, we have approximately 30 employees. We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

CORPORATE INFORMATION

The Company's corporate headquarters are located at 5171 Santa Fe Street, Suite I, San Diego, California.

RISK FACTORS

Investing in the Company's common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company's common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company's common stock could decline and investors in the Company's common stock could lose all or part of their investment.

Risks Related to the Operations of GreenHouse

A lawsuit commenced by a shareholder and former director could interrupt our operations.

On September 3, 2009, Keith A. Miles commenced an action against the GreenHouse’s wholly-owned operating subsidiary R-Squared Contracting, Inc. (“R-Squared”) and certain of its and GreenHouse’s officers and directors.  The complaint alleges that R Squared breached the terms of a Shareholders Agreement and Management Agreement with the Plaintiff, causing the Plaintiff damages that cannot be currently calculated and demands an accounting of all income, revenues and receipts, attorney’s fees, cost and punitive damages.  While we intend to vigorously defend this action, litigation can be very expensive and may expend the Company’s resources to oppose the lawsuit, rather than grow the Company’s business.  Moreover, if the Plaintiff in the action prevails in the action, it could have adverse affect on the Company’s ability to operate.

A general economic downturn or sudden disruption in business conditions may affect consumer purchases of discretionary items, which could adversely affect our financial results.

The general level of consumer spending is affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond our control.  Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of our products.  Some commentators believe that the United States economy currently is in a recessionary period.  In addition, sudden disruptions in business conditions, for example, as a consequence of the recent decline in financial institutions and capital markets can have a short and, sometimes, long-term impact on consumer spending.

A downturn in the economies in which we sell our products or a sudden disruption of business conditions in those economies could adversely affect our sales.

Changes in laws, regulations and policies that affect our business could adversely affect our financial results.

Our business is subject to numerous laws, regulations and policies.  Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business, including changes in the scope of regulation by the Food and Drug Administration or other regulatory agencies, accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result could adversely affect our financial results.

Our success depends, in part, on the quality and safety of our products.

Our success depends, in part, on the quality and safety of our products.  If our products are found to be unsafe, or if they otherwise fail to meet our consumers’ standards, our relationships with customers or consumers could suffer, the appeal of our brand could be diminished, and we could lose sales and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Our success depends, in part, on maintaining good relationships with our distribution channels.

Our success depends, in part, on our maintaining satisfactory relationships with our distribution channels. We do not have long term supply or distribution contracts. The vast majority of our sales are effected on a purchase order basis which requires us to meet expectations of delivery, quality and pricing of our products, at both the distribution channel level and at the level of the ultimate consumer who uses our products. If we fail to meet expected standards, our revenues would decline and this could result in a material adverse effect on our business, results of operations and financial condition.

GreenHouse’s liability insurance may not be adequate in a catastrophic situation.

GreenHouse currently maintains property damage insurance in the aggregate amount of approximately $2,000,000, covering its inventory at such location. The Company maintains liability insurance of up to $1,000,000 and products liability insurance of up to $1,000,000.  Material damage to, or the loss of, the Company's facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to the Company.

GreenHouse may not be able to retain its key executives who it needs to succeed and new qualified personnel are extremely difficult to attract.

GreenHouse believes that its continued success will depend to a significant extent upon the efforts and abilities of its senior management team.  At the Closing, the Company entered into employment agreements with each of Russ Earnshaw, John Galt, Chris Ursitti and Sean Entin.  Failure of the Company to retain Messrs. Earnshaw, Galt, Ursitti and Entin and other senior officers, or to attract and retain additional qualified personnel, could adversely affect the Company’s operations. We may not be able to find appropriate replacements for any of our key personnel. Any loss or interruption of the services of our key personnel could adversely affect our ability to develop and execute our business plan.  It could also result in our failure to create and maintain relationships with strategic partners that may be critical to our success. See “Management and Board of Directors.”

Consumers might not adopt our alternative energy solutions.

The power generation solutions GreenHouse provides are relatively new alternative energy means that consumers not adopt at levels sufficient to grow this part of our business.  We cannot assure you consumers will choose to our solutions at levels sufficient to sustain our business in this area. This development may be impacted by many factors which are out of our control, including:

• market acceptance of our products;

• the cost competitiveness of these systems;

• regulatory requirements; and

•the emergence of newer, more competitive technologies and products.

Loss of favorable tax benefits and other governmental incentives could substantially harm our operating margins.

Many of our products and services have been substantially aided by federal tax incentives.  Because alternative fuels have historically been more expensive to produce than diesel or petroleum fuel, the biofuels industry has depended on governmental incentives that have effectively brought the price of biofuels more in line with the price of diesel fuel to the end user. These incentives have supported a market for biofuels that might not exist without the incentives.

The reduction or termination of environmental regulations that favor the use of biofuels in motor fuel blends would adversely affect the demand for alternative fuels.

The biofuels industry in the U.S. currently depends on the existence of federal environmental regulations which favor the use of blended or alternative fuels. For instance, under the Clean Air Act Amendment, the U.S. Environmental Protection Agency, or the EPA, in an effort to regulate harmful air emissions, promulgated regulations mandating a reduction in the amount of sulfur content in diesel fuel.  Similarly, the Energy Policy Act of 2005, or EPAct 2005, mandates that covered entities, principally producers, distributors and marketers of petroleum-based and alternative fuels, use specified amounts of renewable fuels. Under EPAct 2005, however, the U.S. Department of Energy, in consultation with the Secretary of Agriculture and the Secretary of Energy, may waive the renewable fuels mandate with respect to one or more states if the Administrator of the EPA determines that implementing the requirements would severely harm the economy or the environment of a state, a region or the U.S., or that there is inadequate supply to meet the requirement. Any repeal, substantial modification or waiver of the renewable fuels mandate or other environmental regulations at the federal or state level could reduce the demand for biofuels and have a material adverse effect on our results of operations and financial condition.

We face intense competition from other alternative fuel producers, some of which have significantly distribution and financial resources than we do.

The biofuels industry is extremely competitive and will continue to be in the future as more production facilities are built and the industry expands. Our business may face competitive challenges from other or larger facilities that can produce a wider range and larger quantity of products than we can.  In addition, we compete directly with traditional petroleum-based fuel and major integrated oil companies, which are among the largest and most successful companies in the world.  Producers of petroleum-based diesel have substantially greater financial and other resources than we do and could offer biofuels directly to distributors and users, which may be a significant competitive advantage.

Risk Related to the Company

The Company’s articles of incorporation limits the liability of our directors for monetary damages.

The Company’s articles of incorporation limits the liability of our directors for monetary damages for breach of fiduciary duties to the maximum extent permitted by Nevada law.  We will also be giving indemnification to our directors and officers to the maximum extent provided by California law. We may also have contractual indemnification obligations under future agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our company is substantially controlled by a limited number of parties.

The executive officers, directors and principal stockholders of the Company beneficially own approximately 34% of the outstanding shares of our Common Stock, if the Maximum Amount is raised. Accordingly, and because there is no cumulative voting for directors, these parties will be in a position to influence the election of all the directors of the Company and to control through their stock ownership the business of the Company.

These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.

The limitation of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Prior to the Offering made hereby, GreenHouse has relied on, among other sources, loans from its shareholders to fund its operations.

Shareholder loans and advances to GreenHouse amounted to approximately $1,000,000 as of September 30, 2009.  Chris Ursitti, our CEO has advanced the sum of $300,000 of the total shareholder loans of $1,000,000 to GreenHouse to help fund its operations.  While Mr. Ursitti has not yet demanded the repayment of this obligation, the repayment of such advance would have a materially adverse impact upon our ability to fund our operations.

The Company will face immediate dilution if the investors in GreenHouse’s recent bridge financing elect to convert their Notes.

GreenHouse recently consummated an offering in the aggregate amount of $750,000 of Convertible Notes (the “Notes”) pursuant to a private placement offered under Rule 506 of the Securities Act of 1933, as amended.  At the Closing of the Exchange, the holders of the Notes are able to convert their notes into approximately 606,292 shares of Common Stock at the price of $1.275 per share.

There is no public market for the Company’s Common Stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for the Company’s Common Stock and no assurance can be given that an active trading market will develop for the Common Stock or, if one does develop, that it will be maintained.  In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company.  The offering price of this Offering is not indicative of future market prices.

Even if a trading market is developed, our common shares will likely only be sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

The stock market in general may experience extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

The Company is subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

The Company is required to file periodic reports with the Commission pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to Commission enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to the Commission’s enforcement proceedings.

The Company has no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, GreenHouse recently had its initial audit of its financial statements in accordance with U.S. generally accepted auditing standards.  As the management of GreenHouse does not have a long term familiarity with the preparation of financial statements prepared in accordance with generally accepted accounting principles or with the preparation of periodic reports filed with the Commission, it may be more difficult for such management, when they become managers of the Company following the Share Exchange, to comply on a timely basis with Commission reporting requirements than a comparable public company.

The Common Stock may be considered a “penny stock” and may be difficult to sell.

While there can be no assurance that a public trading market will ever be developed, or if developed that on will be maintained, it is likely that our Common Stock will be considered a “penny stock”  The Commission has adopted regulations which generally define “penny stock” to be an equity security hat has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to Commission rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.  In addition, since the Common Stock is currently traded on the NASD’s Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability of the OTC Bulletin Board to deliver accurate quote information. Due to lower trading volumes in the Common Stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC Bulletin Board at the time of order entry.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for the Company’s shareholders to sell the Common Stock at optimum trading prices.

A significant number of the Company’s shares will be eligible for sale, and their sale could depress the market price of the Company’s stock.

Sales of a significant number of shares of the Common Stock in the public market could harm the market price of the Common Stock.  As additional shares of the Common Stock become gradually available for resale in the public market pursuant to the availability of Rule 144, the supply of the Common Stock will increase, which could decrease its price.  The Company issued 19,800,000 post-Split shares of Common Stock in connection with the Exchange and the Offering.  Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock.  In general, once the Common Stock may avail itself under Rule 144, assuming the availability of certain current public information about a issuer, a person who is not an affiliate of the issuer and has not been affiliated for a period of three (3) months private sale and, who has held restricted shares for the applicable holding period which is generally six months, may sell into the market an unlimited number of shares of Common Stock.

If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. So we are inevitable to make all efforts to recruit and retain skilled technical, sales, marketing, managerial, manufacturing, and administrative personnel. Competitions among the industry could cause us difficultly to recruit or retain a sufficient number of qualified technical personnel, which could harm our ability to develop new products. If we are unable to attract and retain necessary key talents, it definitely will harm our ability to develop competitive product and keep good customers and could adversely affect our business and operating results.

Risks Related to the Securities Markets and Investments in Our Common Stock

Because our common stock is quoted on the "OTCBB," your ability to sell your shares in the secondary trading market may be limited.

Our common stock is currently quoted on the over-the-counter market on the OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted and traded on Nasdaq or a national securities exchange.

Our stock price may be volatile and our common stock could suffer a decline in value.

As of January 13, 2010, there has been no trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  Should a market develop, the price may fluctuate significantly in response to a number of factors, many of which are beyond our control. These factors include:

• acceptance of our products in the industry;

• announcements of technological innovations or new products by us or our competitors;

• government regulatory action affecting our products or our competitors' products;

• developments or disputes concerning patent or proprietary rights;

• economic conditions in the United States or abroad;

• actual or anticipated fluctuations in our operating results;

• broad market fluctuations; and

• changes in financial estimates by securities analysts.

A registration of a significant amount of our outstanding restricted stock may have a negative effect on the trading price of our stock.

At January 13, 2010,shareholders of GHH had approximately 19,800,000 post-split adjusted shares of restricted stock, or 93% of the outstanding common stock. If we were to file a registration statement including all of these shares, and the registration is allowed by the SEC, these shares would be freely tradable upon the effectiveness of the planned registration statement. If investors holding a significant number of freely tradable shares decide to sell them in a short period of time following the effectiveness of a registration statement, such sales could contribute to significant downward pressure on the price of our stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.  Any credit agreements, which we may enter into with institutional lenders, may restrict our ability to pay dividends.  Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the board of directors decides is relevant.  Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We may issue additional equity shares to fund the Company's operational requirements which would dilute your share ownership.

The Company's continued viability depends on its ability to raise capital.  Changes in economic, regulatory or competitive conditions may lead to cost increases.  Management may also determine that it is in the best interest of the Company to develop new services or products. In any such case additional financing is required for the Company to meet its operational requirements.  There can be no assurances that the Company will be able to obtain such financing on terms acceptable to the Company and at times required by the Company, if at all.  In such event, the Company may be required to materially alter its business plan or curtail all or a part of its operational plans as detailed further in Management's Discussion and Analysis in this Form 8-K. While the Company currently has no offers to sell it securities to obtain financing, sale or the proposed sale of substantial amounts of our common stock in the public markets may adversely affect the market price of our common stock and our stock price may decline substantially.  In the event that the Company is unable to raise or borrow additional funds, the Company may be required to curtail significantly its operational plans as further detailed in Requirements for Additional Capital in the Management Discussion and Analysis of this Form 8-K.

The Company’s Amended Articles of Incorporation authorize the issuance of up to 300,000,000 total shares of Common Stock without additional approval by shareholders. As of January 13, 2010, we had 21,316,667 adjusted shares of common stock outstanding and options to issue an additional 784,000 shares issued and outstanding.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of January 13, 2010, approximately 19,800,000 of the 21,316,667 issued and outstanding shares of the Company's common stock are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the “Act”) and under certain circumstances may be resold without registration pursuant to Rule 144.

Approximately 14,092,829 shares of our restricted shares of common stock are held by non-affiliates who may avail themselves of the public information requirements and sell their shares in accordance with Rule 144. As a result, some or all of these shares may be sold in accordance with Rule 144 potentially causing the price of the Company's shares to decline.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a one year holding period. Any substantial sale of the Company's common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares. This filing will satisfy certain public information requirements necessary for such shares to be sold under Rule 144.   However, since the Company has previously indicated in its filings with the Commission that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto.

The requirements of complying with the Sarbanes-Oxley act may strain our resources and distract management

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. the costs associated with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Historically, as a private company we have maintained a small accounting staff, but in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant additional resources and management oversight will be required. This includes, among other things, retaining independent public accountants. This effort may divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial persons with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Sales of additional equity securities may adversely affect the market price of our common stock and your rights in the Company may be reduced.

We expect to continue to incur research and development and selling, general and administrative costs, and in order to satisfy our funding requirements, we may need to sell additional equity securities.  Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares.  Also, any new securities issued may have greater rights, preferences or privileges than our existing common stock which may adversely affect the market price of our common stock and our stock price may decline substantially.

2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

The following discussion and plan of operations should read in conjunction with the financial statements and the notes to those statements included in this 8-K. This discussion includes forward-looking statements that involve risk and uncertainties. As a result of many factors, such as those set forth under “Risk Factors,” actual results may differ materially from those anticipated in these forward-looking statements.

Acquisition and Reorganization

On January 7, 2010, the acquisition of GreenHouse was completed, and the business of GreenHouse was adopted as our business. As such, the following Management Discussion is focused on the current and historical operations of GreenHouse, and excludes the prior operations of the Registrant.

BUSINESS OVERVIEW

We are a Green Solutions Provider with the goal of producing and selling ethanol, a viable alternative to fossil fuel, thereby reducing our nation’s dependence on foreign oil; and bringing to market alternative energy solutions that will reduce our customers’ carbon footprints.

Historically, our primary source of revenue has been from retrofitting residences with energy efficient products. We have plans to add new products to this product offering, as well as to expand this business into additional geographies.

We have plans to provide the industrial market with water purification systems and numerous other advanced systems. We have pilot agreements with some of the largest breweries, wineries, distilleries, and beverage companies in the world to provide us the liquid waste from their plants to condense onsite and return clean water using the vapor compression system, and are actively working with other large food and beverage companies on many sustainable fronts, from waste reclamation to building efficiencies.

We will serve the Ethanol market via the distribution of the E-Fuel MicroFueler, as well as via larger capacity ethanol production systems. The MicroFueler allows consumers and businesses to produce ethanol using sugar, algae or waste from distilleries and breweries as feedstock, which we will source and deliver to the customer. The scalable ethanol production systems feature production amounts into the thousands of gallons per day, and give us the ability to pursue large fleets whose needs exceed the capability of the MicroFueler. We have a Letter of Intent with the City of Las Vegas to provide them with an ethanol recycling solution which includes the construction of an ethanol production facility, and are in advanced talks with several other municipalities across the country as well as the State of California to provide the fleet vehicles (police, fire, mechanical, sanitation, and government) with ethanol made from waste. We were also recently invited by the tequila industry and the Mexican government to discuss how we could help them convert their waste products into ethanol.

We provide a completely sufficient, aquaponic, vegetable and fish farm. This farm will be marketed to residential customers and the food and restaurant industry as a source of organic vegetable and fish.

To alleviate growing global concerns about poverty, disaster recovery and energy savings, we provide the innovative LifeVillage, a sustainable and eco-friendly infrastructure that can be deployed quickly to almost any place in the world. The system includes physical buildings fabricated onsite using light-gauge steel framing, renewable power via solar panels and bio-waste ethanol, state-of-the-art water purification, and the aquaponic system.

LIQUIDITY AND CAPITAL RESOURCES

We have funded our operations through financing activities consisting primarily of loans from shareholders and private placements of debt with outside investors. Our principal use of funds has been for the acquisition of the exclusive distribution rights for E-Fuel Corporation’s MicroFueler in the San Diego, Orange and Los Angeles Counties of the State of California; the ongoing development of our projects for the efficient conversion of cellulosic and sugar based waste streams into Ethanol; the ongoing development of relationships with potential corporate and government customers for our energy saving solutions; the expansion of our sales and marketing infrastructure to increase our revenue from our energy saving solutions to residential customers; and general corporate expenses.

Liquidity and Capital Resources during the year ended December 31, 2008 compared to the year ended December 31, 2007

During the year ended December 31, 2008, the company issued 224,000 shares of common stock for contributed property and equipment valued at $3,517 and 476,000 shares of common stock for consulting services. During the twelve months ended December 31, 2008, the company received proceeds of $415,000 from the issuance of debt securities to related parties. There were no proceeds received from the sale of company debt or equity securities during the year ended December 31, 2007.

Liquidity and Capital Resources during the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008.

During the nine months ended September 30, 2009, the Company did not issue any equity securities but issued $625,000 of convertible notes to outside investors. During the nine months ended September 30, 2008, the Company received no proceeds received from the sale of company debt or equity securities.

Liquidity and Capital Resource Plan for the year ended December 31, 2010

During 2010, the Company intends to fund its operations with the proceeds from the PIPE financing which will enable it to expand its revenue-generating Home Improvement product offering in the current markets it serves, as well as in new markets it will start to operate in. It is anticipated that this will generate additional working capital for the Company. In addition to the PIPE financing, the Company is pursuing additional equity financing as well as project-specific debt financing to develop its Alternative Energy projects for sale or lease to customers. However, we cannot assure you that such financing will be available to us on favorable terms, if at all, and this may delay the development of our Alternative Energy projects until additional funds are received by the Company.

RESULTS OF OPERATIONS

Results of Operations for the Year Ended December 31, 2008 compared to the Year Ended December 31, 2007

Revenues for the year ended December 31, 2007 were $1,089,392 and were primarily generated from three large, residential construction development projects. These projects were completed during the year ended December 31, 2008, but the residential housing market was suffering from a severe slowdown and the company was unable to secure new residential construction development projects, resulting in a decrease in revenue to $357,546 for the year ended December 31, 2008, a decrease of approximately $700,000 from the year ended December 31, 2007.

However, during the year ended December 31, 2008, the Company identified a growing opportunity in the profitable Home Improvement market, especially for a company offering Energy Efficient products, and this resulted in an increase in Gross Profit percentage from 19% for the year ended December 31, 2007 to 29% for the year ended December 31, 2008. This also resulted in an increase in operating expenses from $188,363 for the year ended December 31, 2007 to $533,712 for the year ended December 31, 2008 as the Company invested in the infrastructure to support its planned growth in this new market.

As a result, Net loss for year ended December 31, 2008 was $(429,154) compared to Net income of $7,873 for the year ended December 31, 2007.

Results of Operations for the Nine Months Ended September 30, 2009 Compared to the Nine Months Ended September 30, 2008

Revenues for the nine months ended September 30, 2009 were $3,486,217 compared to $238,609 for the nine months ended September 30, 2008, an increase of approximately $3,200,000. This increase was due to the infrastructure expenses described above during the year ended December 31, 2008, as well as an increase in sales and marketing expenses during the nine months ended September 30, 2009.

As the Company was expanding its presence in the Home Improvement Energy Efficiency market, new opportunities and technologies in the Alternative Energy market, particularly surrounding Ethanol and Ethanol production, presented themselves to the Company. Realizing the growth potential that these potential new markets could hold, the Company decided to invest its resources in researching these new opportunities and technologies, and developing relationships with strategic suppliers that would enable the Company to commercialize them to not only its existing residential customer base, but to the commercial, industrial, governmental and non-governmental markets as well. The Company also invested heavily in sales and marketing expenses to identify and develop relationships with potential customers in these markets.

Operating expenses for the nine months ended September 30, 2009 were $2,267,377 compared to $389,077 for the nine months ended September 30, 2008, an increase of approximately $1,878,000. This increase was due to increased sales and marketing expenses that resulted in the increase in revenues in the Home Improvement Energy Efficiency market described above, as well as the increase in expenses in the Alternative Energy market described above.

As a result, Net loss was $(1,018,792) for the nine months ended September 30, 2009, compared with a Net Loss of $(227,280) for the nine months ended September 30, 2008.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Cash equivalents

The Company considers highly liquid, temporary cash investments with an original maturity period of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from three (3) years to five (5) years.  Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2008 or 2007.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about fair value of Financial Instruments” (“SFAS No. 107”) for disclosures about fair value of its financial instruments and has adopted Financial Accounting Standards Board (“FASB”) No. 157 “Fair Value Measurements” (“SFAS No. 157”) to measure the fair value of its financial instruments.  SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, SFAS No. 157 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by SFAS No. 157 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2008 and 2007.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2008 or 2007, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended December 31, 2008 or 2007.

Revenue recognition

In accordance with SEC Staff Accounting Bulletin No. 101 — “Revenue Recognition in Financial Statements” (“SAB”), which was superseded by SAB 104, contract revenues are recognized using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct costs of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required.

Revenue from the sale of materials is recognized when delivery occurs and risk of ownership passes to the customer.

Stock-based compensation

The Company accounted for its stock based compensation under the recognition and measurement principles of the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123R”) and the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services” (“EITF No. 96-18”) using the modified prospective method.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  Under Statement No. 109, the asset and liability method is used in accounting for income taxes.  Deferred taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes.  The temporary differences relate primarily to net operating loss carryforwards.  A valuation allowance is recorded for deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized through future operations.

In addition, the Company follows the provisions of FASB Interpretation No. 48,"Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No.109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. A company must determine whether it is "more-likely-than-not" that a tax position will be sustained upon examination, including resolution of any related appeals or litigation procedures, based on the technical merits of the position.  Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. Review of the Company’s possible tax for 2008 and 2007 did not result in any positions requiring disclosure.  Should the Company need to record interest and/or penalties related to uncertain tax positions, or other tax authority assessments, it would classify such expenses as part of the income tax provision.

Net income (loss) per common share

Basic net income (loss) per common share has been calculated by dividing the net loss for the period by the basic weighted average number of common shares outstanding. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. There were no potentially dilutive shares outstanding as of December 31, 2008 or 2007.
In June 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009.  Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls.  The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls.  This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010.  . Commencing with the Company’s Annual Report for the year ended December 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

Of management’s assessment of the effectiveness of its internal control over financial reporting as of fiscal year end; and

Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

3. DESCRIPTION OF PROPERTY

Following the Exchange, our address will be 5171 Santa Fe Street, Suite I, San Diego, California 92109, comprised of 4,428 square feet under a lease which expires on July 31, 2013 at a monthly rental of $5,701, with 3% annual increases on each August 1st.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of January 7, 2010 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
John Galt	1,899,298	8.91%
Robert Russ Earnshaw	1,798,271	8.44%
Chris Ursitti	1,737,655	8.15%
Sean Entin (3)	1,733,614	8.13%
Justin Farry	55,000	0.26%
Roy Pharis	2,404,430	11.28%
Keith Miles	2,404,430	11.28%
Emissary Capital Group, LLC (4)	1,000,000	4.7%
All Directors and Executive Officers as a Group (5 persons)	7,223,838	33.89%

(1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.  The mailing address for all officers and directors is 5171 Santa Fe Street, Suite I, San Diego, California 92109.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 21,316,667 shares of Common Stock outstanding as of January 7, 2010, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3) Includes 50,000 shares held by Mr. Entin’s minor daughter, Savannah Entin, of which he has voting and dispositive power.

(4) Does not include 285,000 shares held by Amit Tandon and 285,000 shares held by Ajay Tandon who share voting and dispositive voting power over Emissary Capital Group, LLC.  The address for Emissary Capital Group, LLC is 420 Lexington Avenue, Suite 300 New York, New York 10170

5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All of the Company’s executive officers and directors were appointed on January 7, 2009, the effective date of the Acquisition. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.

Officers are elected annually by the board of directors and serve at the discretion of the board.

Name (1)	Age	Title
John Galt	38	Executive Chairman
Robert Russ Earnshaw	41	President, Director
Chris Ursitti	48	Chief Executive Officer, Director
Sean Entin	38	Chief Marketing Officer, Director
Justin Farry	38	Chief Financial Officer

John Galt, Executive Chairman, founded GreenHouse with Russ Earnshaw in 2007 as an organization originally focused on providing green building solutions for homeowners.  Prior thereto and from 2004, Mr. Galt was the founder of Galt Corporation, a real estate investment and construction services company.

Robert Russ Earnshaw, President, Director, co-founded GreenHouse with John Galt in 2007, and is responsible for overseeing its daily operations.  Prior thereto, Mr. Earnshaw was a Senior Project Manager for Gafcon, Inc., an ENR Top 100 Construction Management firm.  Mr. Earnshaw is a licensed general contractor and his experience includes developing planned residential communities and commercial developments as well as working in the custom home field.  Mr. Earnshaw has a Bachelor of Science degree in Construction Management from Colorado State University.

Chris Ursitti, Chief Executive Officer, Director, is responsible for the overall management of GreenHouse.  Prior thereto and since 1997, Mr. Ursitti has served as the  managing partner of the Los Angeles Center Studio, a full service independent film studio  with 450,000 square feet of Class A production and office space on a 20-acre campus in downton Los Angeles.  Mr. Ursitti was instrumental in revitalizing downtown Los Angeles’ west side by using green building standards to repurpose the UNOCAL building into a multi-million dollar multi-use facility.  Mr. Ursitti also has executive experience at the Hollywood Location Co., and he developed multi-million dollar homes for celebrities and other high net worth clients as a high-end residential real estate developer.  Mr. Ursitti is on the Board of Directors of Opportunity Green and the Calvary Christian School Foundation. He is a graduate of Westminster College where he earned a Bachelor of Fine Arts degree, and has been nominated to receive a lifetime alumni achievement award.

Sean Entin, Chief Marketing Officer, Director, is responsible for developing and implementing marketing strategies at GreenHouse to support the deployment of its eco-friendly products and services. Prior thereto and since 1998, Mr. Entin was the founder of Zen Management, a film, distribution and commercial media company.  Mr. Entin also played an integral role in the development of Los Angeles Center Studio, and assisted in raising capital for the multi-use office and production facility that has revitalized the west side of downtown Los Angeles.  Mr. Entin attended the University of Southern California, where he pursued a Bachelor of Arts degree in Entrepreneurship/Business Administration.

Justin Farry, Chief Financial Officer, Treasurer. Prior to his appointment at GreenHouse, Mr. Farry was employed at Brinderson L.P. as the Director of Project Business Services.  Immediately prior thereto Mr. Farry was a Regional Financial Controller for Bureau Veritas North America, Inc.  Mr. Farry is a Certified Public Accountant (Inactive), licensed by the California State Board of Accountancy, and a CA(SA), licensed by the South African Institute of Chartered Accountants.  Mr. Farry earned a Bachelor of Commerce degree from the University of the Witwatersrand in Johannesburg, and an Hons BCompt degree from the University of South Africa.

AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee's duties would be to recommend to the Company's board of directors the engagement of independent auditors to audit the Company's financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company's board of  directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

COMPENSATION COMMITTEE. Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation.  Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination.  Given the small size of the Company and its Board and the Company's limited resources, locating, obtaining and retaining additional independent directors is extremely difficult.  In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process.  Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors act in place of a compensation committee.  When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers.  The board of directors also determines and approves any non-cash compensation to any employee.  The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year; and (ii) each other individual that served as an executive officer at the conclusion of the fiscal year ended December 31, 2008 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the Named Executives).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John Galt (1)	2009	-	-	-	-	-	-

Russ Earnshaw (2)	2009	-	-	-	-	-	-

Chris Ursitti (3)	2009	-	-	-	-	-	-

Sean Entin (4)	2009	-	-	-	-	-	-

Justin Farry (5)	2009	-	-	-	-	-	-

Cindy Kostoff	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
	2007	-	-	-	-	-	-

Mary Ann Nester	2009	-	-	-	-	-	-
	2008	-	-	-	-	-	-
	2007	-	-	-	-	-	-

Compensation Policy. Our Company’s executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. As an early-stage development company, the main elements of our compensation package consist of base salary, stock options and bonus.

Base Salary. As we continue to grow and financial conditions improve, these base salaries, bonuses and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with the Company.

COMPENSATION OF DIRECTORS

At this time, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors.  The Company does not expect to pay any fees to its directors for the 2010 fiscal year.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

On January 4, 2010, the Company entered into employment agreements with its executive officers, John Galt, Russ Earnshaw, Chris Ursitti, Sean Entin and Justin Farry.

Each employment agreement provides for a four year term with minimum annual base salary of $150,000, with the exception of Mr. Farry’s which provided a minimum annual salary of $160,000.  Under the agreements, the executives will be subject to traditional non-competition and employee non-solicitation restrictions while they are employed by the Company and for a period of one year thereafter, or two years if the executive resigns.  If the Company terminates the employment agreement without Cause prior to the expiration of its term, or the Executive terminates the agreement for “Good Reason” (as that term is defined in the employment agreement) the Executive shall be entitled to receive any earned but unpaid compensation due to them under the agreement.  Upon a change-in-control of the Company, the executives employment agreements will have been terminated for “Good Reason”.  A copy of the form of Employment Agreement is attached hereto as Exhibit 10.1.

2010 Equity Plan

Immediately prior to the Closing, our Board and Stockholders approved and adopted the 2010 Equity Incentive Plan (the “2010 Plan”).  A copy of the 2010 Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K.

The 2010 Plan is intended to promote the interests of the Company by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in the long-term growth and financial success of the Company.  Under the 2010 Plan, the Company may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Nonqualified Stock Options”), stock appreciation rights (“SARs”) and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of Common Stock (the Incentive Stock Options, the Nonqualified Stock Options, the SARs and the Restricted Stock Awards are collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the 2010 Plan for 10 years from the Effective Date.

From time to time, we may issue Incentive Awards pursuant to the 2010 Plan. Each of the awards will be evidenced by and issued under a written agreement.

The Board reserved a total of 2,000,000 shares of our Common Stock for issuance under the 2010 Plan. If an incentive award granted under the 2010 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

The number of shares subject to the 2010 Plan, any number of shares subject to any numerical limit in the 2010 Plan, and the number of shares and terms of any Incentive Award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

Employee Options

At the Closing we granted an aggregate of 240,000 options to Mr. Farry.  The options vest and are exercisable on the following terms:

# OF SHARES	EXERCISE PRICE	VESTING SCHEDULE	EXPIRATION
40,000	$1.50	January 7, 2010	January 7, 2020
40,000	$1.50	January 1, 2011	January 7, 2020
40,000	$1.50	June 30, 2011	January 7, 2020
40,000	$1.50	January 1, 2012	January 7, 2020
40,000	$1.50	June 30, 2012	January 7, 2020
40,000	$1.50	January 1, 2013	January 7, 2020

At the Closing we granted an aggregate of 76,000 options to one of our key consultants.  The options vest and are exercisable on the following terms:

# OF SHARES	EXERCISE PRICE	VESTING SCHEDULE	EXPIRATION
12,000	$1.50	January 7, 2010	January 7, 2020
19,000	$2.50	January 7, 2010	January 7, 2020
10,000	$1.50	January 1, 2011	January 7, 2020
15,000	$1.50	January 1, 2012	January 7, 2020
20,000	$1.50	January 1, 2013	January 7, 2020

On the Closing Date, pursuant to the terms of the Exchange, we issued an aggregate of 468,000 options to employees and consultants who were previously granted options to acquire common stock of GHH.  The first 25% of these options vest on January 1, 2011, the next 35% of these options vest on January 1, 2012 and the balance vest on January 1, 2013.  All of these options are exercisable at the price of $1.50 per share and expire after 10 years.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Currently, we have no independent directors on our Board of Directors, and therefore have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

8. DESCRIPTION OF SECURITIES

Common Stock

Number of Authorized and Outstanding Shares.

The Company's Amended and Restated Articles of Incorporation authorizes the issuance of 300,000,000 shares of Common Stock, $.001 par value per share, of which 21,316,667 shares were outstanding on January 7, 2010.  January 7, 2010 the Company’s Board of Directors authorized an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 300,000,000 and concurrently affected a five (5) for 1 forward-split of the Company’s issued and outstanding shares of Common Stock.

Voting Rights.

Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other.

No shareholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by the Company, and no shareholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of the Company's common stock are fully paid and non-assessable. Subject to the rights of the holders of the preferred stock, if any, the Company's shareholders of common stock are entitled to dividends when, as and if declared by the Board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. The Company does not anticipate declaring or paying any cash dividends on the common stock in the foreseeable future.

Preferred Stock

The Company's Amended Articles of Incorporation authorizes the issuance of 10,000,000 shares of “Blank Check” Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

As of the Closing Date, there were options outstanding to purchase 765,000 shares of Common Stock at a purchase price of $1.50 per share and options to purchase19,000 at a purchase price of $2.50 per share outstanding.  Under the terms of the 2010 Plan, the Company may issue incentive awards that may include the issuance of an additional 2,000,000 shares of Common Stock.  The 2010 Plan was adopted by the Board and Company’s Stockholders before the Exchange.

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300 Salt Lake City, Utah 84121, (801) 274-1088.

Penny Stock

The Commission has adopted rules that define a “penny stock” as equity securities under $5.00 per share which are not listed for trading on Nasdaq (unless the issuer (i) has a net worth of $2,000,000 if in business for more than three years or $5,000,000 if in business for less than three years or (ii) has had average annual revenue of $6,000,000 for the prior three years).  The Company's securities are characterized as penny stock, and therefore broker-dealers dealings in the securities are subject to the disclosure rules of transactions involving penny stock which require the broker-dealer, among other things, to (i) determine the suitability of purchasers of the securities and obtain the written consent of purchasers to purchase such securities and (ii) disclose the best (inside) bid and offer prices for such securities and the price at which the broker-dealer last purchased or sold the securities. The additional requirements imposed upon broker-dealers discourage them from engaging in transactions in penny stocks, which reduces the liquidity of the Company's securities. The Company's4 common stock is currently quoted on the OTC Bulletin Board under the symbol CTMQ.OB.

PART II.

1. MARKET INFORMATION

Currently the Company’s common shares are listed on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “CTMQ”.  However, as of the date of this report there has been limited trading activities in the Company’s common stock.  There can be no assurance that a market will ever develop in the Company’s common stock in the future.  If a market does not develop then investors would be unable to sell any of the Company’s common stock likely resulting in a complete loss of any funds therein invested.

Since our inception, we have not paid any dividends on our Common Stock, and we do not anticipate that we will pay any dividends in the foreseeable future. We intend to retain any future earnings for use in our business.  At January 13, 2010, we had approximately 113 shareholders of record.

2. LEGAL PROCEEDINGS

On September 3, 2009, Keith A. Miles, a shareholder and former employee of the Registrant commenced an action entitled Keith Miles v. R Squared Contracting, Inc., dba Greenhouse Builders; Robert Russell Earnshaw; John Galt; Galt Corp.; and Does 1 through 25, San Diego Superior Court case number 37-2009-00097598-CU-BC-CTL.  The matter is brought by Mr. Miles, in connection with his termination and removal from the Company’s former operating subsidiary R-Squared Contracting, Inc., on or about June 22, 2009. The litigation alleges that the manner and procedures used to terminate Mr. Miles were not in accordance with a Management Agreement and Shareholder Agreement executed among the.  The Company disputes the allegations and intends to vigorously defend the action.

Except as set forth above, no director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

3. CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

4.  RECENT ISSUANCES OF UNREGISTERED SECURITIES BY THE REGISTRANT

Since inception of the Registrant in June 20, 2008, we have sold unregistered securities to the following shareholders:

On January 7, 2010, the Registrant authorized the issuance of 19,800,000 of Common Stock and options to purchase an aggregate of 784,000 shares of Common Stock in connection with the execution of an Agreement and Plan of Share Exchange with the equityholders of Green House Holdings, Inc. (the “Exchange”).

On January 7, 2010, the Registrant sold accepted subscriptions for an  aggregate of 19 Units comprised of 316,667 shares of Common Stock and warrants to purchase 104,500 shares of Common Stock an exercise price of $2.50 per share and expiring in 3 years, at the price of $25,000 per Unit for an aggregate offering of $475,000.

In or about June 2008, the Registrant issued 4,000,000 shares of common stock issued to our founder Cindy Kostoff issued at $0.001 per share.

In August through December of 2008, we issued 240,000 shares of common stock to 24 U.S. investors and 8 non-U.S. investors at $.10 per share in a private placement raising an aggregate of $24,000 cash.

Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.  All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

5. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Amended and Restated Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law.  A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

For a description of the change of control and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 7, 2010, Ms. Cindy Kostoff resigned from her role as the Registrant’s Director, Chief Executive Officer and principal accounting officer and Mary Ann Nester resigned as director of the Registrant.  John Galt was elected as the Registrant’s Executive Chairman, Robert Russ Earnshaw as President and Director, Chris Ursitti as Chief Executive Officer and Director, Sean Entin as Director and Justin Farry as Chief Financial Officer and Treasurer..

PART III.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements: As a result of the Exchange described in Item 2.01, the registrant is filing the audited financial statement information of Green House Holdings, Inc. as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Pro forma financial information: The unaudited pro forma consolidated financial information regarding the registrant and Green House Holdings, Inc. is attached to this Current Report as Exhibit 99.2.

(d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Share Exchange, by and among Custom Q, Inc., Green House Holdings, Inc., and the Shareholders of Green House Holdings, Inc. dated as of January 7, 2010.

3.1	Amended and Restated Articles of Incorporation of GreenHouse Holdings, Inc.

4.1	Form of Subscription Agreement of GreenHouse Holdings, Inc.

10.1	Form of Employment Agreement

10.2	2010 Equity Incentive Plan

10.3	Share Exchange Agreement between Green House Holdings, Inc. and. R. Squared Contracting, Inc., d/b/a GreenHouse dated September 20, 2009.

10.4	Form of R-Squared Contracting Bridge Note

10.5	E-Fuel Limited Exclusive Distributor Agreement between E-Fuel Corporation and GreenHouse dated January 4, 2009

10.6	Placement Agent Agreement with Hallmark Investments, Inc.

21.1	Subsidiaries of GreenHouse Holdings , Inc.

99.1	Audited financial statements of Green House Holdings, Inc. for the period ended December 31, 2008.

99.2	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENHOUSE HOLDINGS, INC.
Date: January 13, 2010
By: Chris Ursitti, Chief Executive Officer